Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Restricted Stock Agreement between America Online, Inc. and Karen Thompson of our report dated July 21, 1999, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


Vienna, Virginia
August 10, 1999